PRODUCER AGREEMENT

This agreement ("Agreement") is made by and between Fringe Benefit Analysts ("Producer") and PacifiCare of Utah, Inc. and PacifiCare Health Option. Inc. ("PacifiCare"), to be effective on November 1, 1998 , for the provision of sales and related services and consists of this data and signature page and the following exhibits which are attached and incorporated into the Agreement:

         1. EXHIBIT 1 - TERMS AND CONDITIONS
         2. EXHIBIT 2 - COMPANY PRODUCTS AND TERRITORIES
         3. EXHIBIT 3 - COMMISSION SCHEDULE(S).

PRODUCER INFORMATION:

471 W Heritage Park Blvd., Ste #1 Layton    UT     84041
--------------------------------------------------------
Mailing Address                   City      State  Zip

(801) 773-8998                             (801 773-7717
----------------                           -------------
Telephone Number                           Fax Number

    3778                                   87-0618333
--------------------------------           --------------------------
License - Type and Number                  Tax ID Number or SS Number
(attach copy of current license)


Affinity Insurance Services (NALU)         NAL - 25462
----------------------------------         --------------------------
Errors & Omissions Carrier
(attach copy of current policy)

IN WITNESS WHEREOF, THE PARTIES HAVE AGREED TO THE EXECUTION OF THIS AGREEMENT, AS MORE FULLY DESCRIBED ABOVE, BY THEIR SIGNATURES BELOW;

PRODUCER:                                       PACIFICARE:

Fringe Benefit Analysts
----------------------------------              --------------------------------
Producer Name (print or type)                   Representative (print or type)


/s/ Scott E. Deru, Manager
----------------------------------              --------------------------------
Signature                                       Signature


----------------------------------              --------------------------------
Corporate Name (if applicable)                  Title


----------------------------------              --------------------------------
Corporate Officer and Title                     Date
(if applicable)

November 3, 1998
----------------------------------
Date


                                                --------------------------------
                                                Producer Number
                                                (Assigned by PacifiCare)

                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

                                    EXHIBIT 1
                              TERMS AND CONDITIONS


                       ARTICLE I. OBLIGATIONS OF PRODUCER

1.1 Performance of Agreement Generally. Producer shall use its best erfons to solicit appiications for the PacifiCare Plan(sJ designated on Exhibit 2 hereto from groups/employers/individuals within PacifiCare's service area. In order to comply with applicable federal and stale regulations. Producer wiil perform as set forth in this Agreement and as set forth in PacifiCare administrative guidelines, bulletins, directives, manuals and the like. as PacifiCare may publish from time to time. ail of which are incorporated herein by reference. Producer agrees that in performing under this Agreement, Producer shall act in the best interests of PacifiCare and its clients.

1.2     Producer  Services.   Producer  will  service  PacifiCare  Plan  members
        enrolled through applications submitted by Producer. Such service will include but not be limited to the following:

        (a) Acting as a liaison between the member and PacifiCare if requested by PacifiCare or the member including, but not limited to, the following: Assisting the member to take the proper action in connection with PacifiCare coverage when there is a change of address, change in marital status or change in dependent status and assisting a family member/dependent to obtain coverage when he or she is no longer entitled to coverage as a family member, e.g., when a dependent child reaches the limiting age, or upon divorce.

        (b) Maintaining a working and current knowledge of the PacifiCare P!an(s) designated on Exhibit 2 and the ability to explain the benefits and/or coverage.

 1.3 Licensure. Producer shall comply with all applicable licensing requirements required to transact its business and shall provide PacifiCare with copies of its license upon the signing of this Agreement and promptly upon each renewal of said license, thereafter. Producer shall promptly notify PacifiCare of any expiration, termination, suspension or other action of the Department of Insurance or any other applicable regulatory/licensing body affecting the Producer's license or the licenses of Producer's principal persons or employees. Producer warrants that his/her license has not previously been subject to any suspension, termination or other disciplinary action by any government/regulatory authority and that Producer has never been convicted of a felony or a misdemeanor involving theft or misappropriation of monies.

 1.4 Submission of Application for Coverage. Producer agrees to comply with all of the rules and regulations of PacifiCare in regard to the completion and submission of applications and to make no representation with respect to the benefits of any PacifiCare Plan or about PacifiCare not in conformity with the material prepared and furnished to Producer for that purpose by PacifiCare. Producer will not make any misleading or deceptive statement and will explain all relevant facts in dealing with prospective and current members and groups. Producer will use his/her best efforts to ensure that each application is fully and truthfully completed by the applicant and the completed application fully and accurately discloses the circumstances, including, where applicable, the health of persons for whom coverage is sought in the application. Producer further agrees to inform every applicant that PacifiCare will reiy upon these heaith representations in the underwriting process, and that the subsequent discovery of material may result in the rescission or termination of any c()ntract entered into by PacifiCare, and that in no event will Ac applicant have any coverage unie- o' o'- reviewed and approved by PacifiCare.

                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

1.5 Limits of authority Producer is not authorized to. and agrees not to. enter into. alter, deliver, replace, rescind, or terminate any contract on behalf of PacifiCare. nor to extend time for payment, make settlement, or refund membership premiums or any other charges or bind PacifiCare in any way without the prior written approval of PacifiCare. Producer further agrees that PacifiCare reserves the right to reject any and all applications submitted by Producer.

1.6 Handling of Funds. If the Producer receives funds for the account of Company, these funds shall not be deposited by the Producer into any banK account, but shall be remitted to Company within five (5) business days after such funds are received by the Producer. Such funds shall be held by the Producer in a fiduciary capacity for Company and shall at all times be segregated from the assets of the Producer.

 1.7 Maintenance of Records. Producer agrees to maintain complete records of all transactions pertaining to applications submitted to and accepted by PacifiCare and its business relationship with PacifiCare for a minimum of five (5) years or as required by any governmentai entity or any law or regulation. Any and all records described above or as may otherwise relate to Producer's activities in connection with PacifiCare shall be accessible and available to representatives of PacifiCare who may review and/or audit and from time to time when this Agreement is in effect and for a period of one (1) year after the termination of this Agreement.

1.8 Limits on Compensation. Producer shall seek compensation for performing under this Agreement only from PacifiCare and shall under no circumstances charge prospective or current members or groups any application, processing or other broker, analyst or consultant fee related to the performance of Producer's obligations hereunder. Producer shall under no circumstances attempt to collect from a PacifiCare member any sums owed by PacifiCare.

1.9 Insurance. Producer agrees to obtain and maintain in force errors and omissions insurance in an amount of not less than 51,000,000 per occurrence and in the aggregate at Producer's own expense and shall provide evidence of such coverage to PacifiCare upon request. Producer shall provide PacifiCare with thirty (30) days prior written notice of cancellation of such insurance or of a reduction in coverage which does not meet the above minimum requirements. Failure to obtain and maintain this insurance satisfactory to PacifiCare. shall be a material failure to comply with a provision of this Agreement and cause for immediate termination by PacifiCare.

1.10 Modification of Programs. Notwithstanding any other provision in this Agreement, Producer agrees that PacifiCare has the right to discontinue or modify, or exercise any and all lawful rights it has in connection with any PacifiCare Plans or programs, without incurring any liability to Producer.

 1.11 Indemnification. Producer agrees to indemnify and hold harmless PacifiCare, its parent, subsidiaries and affiliates, their boards of directors, officers, agents, successors, employees and assigns, from and against any and all claims, liabilities, demands, actions, causes of action, judgements, debts, damages and expenses (including attorneys'
        fees)   arising   from  the  action  of   Producer   or  its  agents  or
        representatives. This paragraph shall survive the termination of this Agreement.

                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

1.12 Trade Secrets. Producer agrees to maintain the confidentiality of -iny trade secrets or proprietary information obtained or learned from PacifiCare and not to use such trade secrets or proprietary information for its benefit or the benefit of others except as specifically authorized herein. Producer acknowledges and agrees that the leads, presentation manuals, training and recruiting videos, member lists and other lists which PacifiCare may from time to time provide Producer, are confidential and proprietary to PacifiCare. Producer's obligations under this paragraph shall survive termination of this Agreement.

1-13 Exercise of Authority. Producer shall not possess or exercise any authority on behalf of PacifiCare other than that expressly conferred by this Agreement.

1.14 Non-Discrimination. Producer agrees to render the services contemplated herein without regard to race, sex. religion, creed, color, national origin or ancestry of any ofPacifiCare's potential or actual members.

1.15 Information Session. Producer will attend, at Producer's sole expense, at least one PacifiCare sponsored producer information session each calendar year to be held in the county in which Producer resides.

1.16 Product Sales Limitation. Producer may seil only those products specifically authorized and designated on Exhibit 2 hereto. Producer is not authorized to solicit any other PacifiCare products under this Agreement.

1.17 Delegation Restriction. Producer shall not delegate any agents to solicit applications for the PacifiCare PIan(s) or to service PacifiCare Plan members without the prior express written consent of PacifiCare.

                     ARTICLE II. OBLIGATIONS OF PACIFICARE

2.1 Commissions. PacifiCare will pay Producer first year and renewal commissions on a PacifiCare enrollment resulting from applications for the PacifiCare Plants) that are obtained by Producer and accepted by PacifiCare. Such commissions shall be based on the commission schedule(s) attached to this Agreement as Exhibit 3 and incorporated herein and shall be paid on membership premiums actually received by PacifiCare for the enrollments produced by Producer. Payment shall be as set forth in this paragraph. Notwithstanding any other provision of this Agreement, PacifiCare may modify or replace its commission scheduie(s) on thirty (30) days prior written notice to Producer, and such modified or replacement schedule(s) shall apply to all enrollments effective following the effective date of such modification or replacement.

2.2 Renewal Commissions. Renewal commissions shall be payable to Producer by PacifiCare, as provided under Section 2.3 hereof (i) as long as PacifiCare retains the enrollment produced by Producer (such retention being at PacifiCare's option); and (ii) as long as PacifiCare has a valid broker of record letter naming Producer as the representative of the employer group, except that renewal commissions will be paid after the fifth year only so long as this Agreement is still in effect. In the event the employer group notifies PacifiCare that it intends to discontinue or change its broker of record, PacifiCare will cease its payment of commission, with or without notice to the Producer, as of the last day of the month in which PacifiCare is notified by the employer group.

                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

2.3 Payment of Commissions. PacinCare wiil pay Producer compensation due within thirty (30) days following the end of each calendar monm based on membership premiums actually received, earned and reconciled by PacifiCare auring the calendar month for Producer generated business, except that PacifiCare reserves the right to accumulate commissions until commissions due Producer equal at least twenty-five dollars ($25.00). If there is a return of membershio premiums on Producer generated business, for any reason. PacifiCare will charge back to Producer the amount of commission previously paid to Producer on the amount or returned membership premiums.

2.4 Loss of Commissions. No further commissions shall be payable to Producer should this Agreement be terminated for cause pursuant to Section 3.3. Additionally, no further commissions shall be payable if:


        a. Producer fails to immediately remit to PacinCare any funds received on behalf of PacinCare; or

        b. Producer shall be indebted to PacinCare for more than sixry (60) days; or

        e. Producer induces or attempts to induce any PacinCare member to give up PacifiCare coverage or repiace a PacifiCare benefit agreement wih coverage by any other company unless such change is cleariy in the best interest of the PacifiCare member; or

        d. producer commits any act of fraud or dishonesty or breaches any contractual duty of this Agreement; or

        e. Producer fails to notify PacifiCare of any change of Producer's address within one (1) year.

2.5 Offset Against Commissions. Producer agrees that any indebtedness of Producer to PacifiCare shall be a first lien against any commissions due Producer and may be offset and be deducted at PaciCare's option from commissions due to Producer.

2.6 Survival of Provisions. The provisions of this. Article II shall survive the termination of this Agreement.

                       ARTICLE III. TERM AND TERMINATION

3.1 Term. This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as provided beiow.

3.2 Termination Without Cause. This Agreement may be terminated at any time by either party giving the other thirty (30) days prior written notice. The effective date of termination shall be the first day of the month following the thirty (30) day notice. Such termination shall not impair Producer's right to receive commissions except as provided in this Agreement.

3.3 Termination For Cause. Notwithstanding the provisions of Section 3.2, PacifiCare may terminate this Agreement immediately at any time for cause, by giving written notice to Producer. For purposes of this Agreement, such cause shall include, but not be iimited to, tfae events described in Section 2.4 hereof. The right to terminate this Agreement for cause shall not be exclusive, but shall be cumulative with all other remedies available at law or in equity. In addition, this Agreement will be terminated automatically and without any required notice by PacifCare, in its sole discretion, if any of me following occurs: (i) if Producer is a corporation, the dissolution of the corporation; (ii) disqualification of Producer to do business under applicable law; or
        (iii) revocation or termination of Producer's license.
                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

                         ARTICLE IV. GENERAL PROVISIONS

4.1     Independent  Contractor  Relationship.   Producer  agrees  that  in  the
        performance of the work, duties and obligations of the parties hereunder, each party shall be deemed to be acting and performing as an independent contractor and nothing in rhis Agreement shall be construed or deemea a reiationsnip of employer and employee, partnership, joint venture, or principal and agent, nor shall this Agreement be construed in any proceeding or for any purpose whatsoever so as to make the other party liable to any third person for the debts. faults or actions of the other.

4.2 Arbitration. Should any dispute arise between the parties over any provision of this Agreement or over any performance of this Agreement, the dispute shall be submitted to binding arbitration. This arbitration shall be conducted according to the rules of the American Arbitration Association, but need not necessarily be conducted by that organization. Each party shall initially equally contribute to the costs of arbitration. During the arbitration each parry shall bear its own attorneys' fees. Upon award of the arbitrator, both the decision of the arbitrator and the award shall be final and the prevailing party snail be entitled to recover from the other party its share of the arbitration costs expended, and ail costs, including attorneys' fees. In the event the arbitrator fails to render an award within ninety (90) days of submission of the matter for decision, or such longer times as the panics may stipulate, then either party may elect to have ail further arbitration proceedings terminated and the matter submitted for judicial resolution. All reasonable costs and fees incurred during the arbitration shall then be awarded by the court to the prevailing party.

4.3     Non-Exclusive   Arrangement.   This  is  not  an  exclusive   Agreement.
        PacifiCare may use other persons and entities for the same or similar services as are being provided by Producer.

4.4 Assignability. The rights and obligations set forth in this Agreement may be assigned by PacifiCare to an affiliate or other entity of PacifiCare or PacifICare's parent corporation. The rights and obligations set forth in this Agreement may not be assigned by Producer without the prior written consent of PacifiCare. Any attempted assignment not in compliance with this Section is void and cause for immediate termination by PacifiCare.

  4.5 Severability. If any provision of this Agreement is deemed to be invalid or unenforceable by a court of competent jurisdiction or by arbitration, it shall be deemed severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

  4.6 Enforcement. If any action at law or in equity is necessary to enforce or interpret the terms of o the Agreement, the prevailing party shall be entitled to payment by the other party of reasonable attorney's fees, costs and necessary disbursement and expenses in addition to any other reiiefto which such parry may be entitled.

  4.7 Notice. Any and all notices required pursuant to the terms of this Agreement must be given by United States mail, postage pre-paid, return receipt requested at the following addresses:

           If to PacifiCare:
           President
           PacifiCare of Utah, Inc.
           35 West Broadway
           Salt Lake City, UT 84101

           If to Producer:
           At the address set forth on the first page of this Agreement.

                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

4.8 Governing Law. PacifiCare and Proaucer snail compiy '.vim ail laws and regulations applicable to their business, licenses and the transactions into which they have entered. This Agreement shall be governed by and construed in accordance with ail applicable state and federal laws.

4.9 Waiver. The waiver by either parry of any breach of this Agreement by the other party shall not constitute a continuing waiver or a waiver or any subsequent breach of the same or a different Section of this Agreement.

4.10 Amendment. PacifiCare may amend this Agreement upon thirty (30) days prior written notice, but any such amendment shall not affect the Producer's rights in connection with business written with an effective daie prior to the effective date of the amendment.

4.11 Use of Names and Trademarks. PacifiCare and Producer each reserve the right to control the use of their names, symbols, trademarks, or other marks currently existing or later established. However, either parry may use the other party's name, symbols, trademarks or other marks with prior written approval of the other party. PacifiCare shall be allowed to use the name or Producer in its promotional activities and marketing campaign.

4.12 Use of Words. In this Agreement the words "shall" and "will" are used in the mandatory sense. Unless the context otherwise clearly requires, any one gender includes all others, the singular includes the plural, and the plural includes the singular.

4.13 Entire Agreement. This Agreement constitutes the entire understanding between the parties. This Agreement shall supersede all prior written agreements, including amendments and addenda, and both PacifiCare and Producer mutually agree that any prior agreements shall automatically terminate on the first day of the term of this Agreement. Any commissions payable by the terms of prior agreements shall not be impaired by the terms of this Agreement.
                                                                      /s/ SD
                                                                      ----------

                                                                      ----------
                                                                      (Initials)

[UTAH STATE SEAL-GRAPHIC OMITTED]

State of Utah
Insurance Department


State Office Building, Room 3110
Salt Lake City, Utah  84114-6901
801-538-3800
FAX 801-538-3829
www.insurance.state.utah.us

Michael 0. Leavitt
          Governor

Merwin U. Stewart
     Commissioner
S
FRINGE BENEFIT ANALYSTS
471 W HERITAGE PARK 3LVD
#1
LAYTON UT 84041
                                Insurance License
                                 Resident Agent

The organization named above, having duly qualified under the laws of this state, is hereby licensed to act within this state as indicated in the class description and line(s) of authority to transact the kinds of insurance business described below.


License number 3778                     Insurance Lines Authorized
License Date: 03-23-1988
Expiration Date: 03-31-2000             11 Life                03-23-1988
Class Code:   A Resident Agent          12 Disability          03-23-1988
                                        13 Variable Contract   03-23-1988




[OFFICE OF THE INSURANCE
COMMISSIONER SEAL-GRAPHIC OMITTED]
                                                     /s/ Merwin U. Stewart
                                                     -------------------------
                                                     Commissioner of Insurance


AGENCY TO AGENT ACTIVE DESIGNATION -- List     10/8/98   15:30:38           Row Count: 23    Page 1 of 1

Agency       Agent
Lic#         Lic #      Agent Last Name       Agent First Name       Middle Cert. Date     Cert. ID      Date Stamp    User Stamp

3778         64274      ANDERSON              JEFFREY                CARVIN     08-05-1998  54415        08/19/1998    Iherrera

3778         68661      ANDERSON              PAUL                   H          08-05-1998  54416        08/19/1998    Ilieirera

3778         28854      BROWN                 JERRY                  KENDAL    08-05-1998   54417        08/19/1998    Iherrera

3778         89288      BURKE                 RONALD                 WILLIA    08-05-1998   54418        08/19/1998    Iherrera

3778         58107      CHATWIN               TRACY                  BLAKE     08-05-1998   54419        08/19/1998    Ilierrera

3778         40821      CORDON                KEITH                  REED      08-05-1998   54420        08/19/1998    Iherrera

3778         73626      COTTLE                ROD                    E         08-05-1998   54421        08/19/1998    Iherrera

3778         17749      DERU                  DONALD                 J         03-23-19U8    9583        03/02/1997    WANG2LAN

3778         39879      DERU                  TERRY                  M         03-23-1988    9588        03/02/1997    WANG2LAN

3778         46043      DERU                  SCOTT                  E         03-23-1988    9584        03/02/1997    WANG2LAN

3778         106571     DRAKE                 MAURINE                          08-05-1998   54422        08/19/1998    Iherrera

3778         16529      EVANS                 J                      GARY      08-05-1998   54423        08/19/1998    Iherrera

3778         38442      HAMILTON              NEIL                   M         08-05-1998   54424        08/19/1998    Iherrera

3778         44287      JONES                 JIMMIE                 R         08-24-1998   55191        10/07/1998    Illowe

3778         100225     KITCHEN               BRUCE                  E         08-05-1998   54425        08/19/1998    Iherrera

3778         59726      LARSEN                ROBERT                 RAY       08-05-1998   54426        08/19/1998    Iherrera

3778         85096      MEATOGA               JONATHAN               Ql        08-05-1998   54427        08/19/1998    Iherrera

3778         52529      MUCEUS                JON                    CHARLE    08-05 1998   54428        08/19/1998    Iherrera

3778         60783      MUSIL                 DENNIS                 L         08 05 1998   54429        08/19/1998    Iherrera

3778         5689       PRICE                 CLYDE                  L         08-05-1998   54430        Oa/19/1998    Iherrera

3778         16344      ROBBINS               KENNETH                L         08-05-1998   54431        08/19/1998    Iherrera

3778         85319      SWEAT                 ERNEST                 C         08-05-1998   54432        08/19/1998    Iherrera

3778         15399      WALBECK               DARYL                  G         08-05-1998   54433        08/19/1998    Iherrera
